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                        INVESTMENT SUB-ADVISORY AGREEMENT


          This Agreement, made this _____ day of _______________, 1996, by and between the MIMLIC Series Fund, Inc. ("the Fund"), a Minnesota corporation, on behalf of the Global Bond Portfolio of such Fund, MIMLIC Asset Management Company, the investment adviser of the Fund, a Minnesota Corporation ("MIMLIC Asset"), and Voyageur Fund Managers, Inc., a Minnesota corporation ("Voyageur"),

          WITNESSETH:

          1.   INVESTMENT ADVISORY SERVICES

               (a) MIMLIC Asset hereby engages Voyageur on behalf of the Fund, and Voyageur hereby agrees to act, as investment adviser for, and to manage the investment of the assets of, the Global Bond Portfolio (the "Portfolio") of the Fund.

               (b) The investment of the assets of the Portfolio of the Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, and the current Prospectus and the Statement of Additional Information, if any, of the Fund and shall conform to the policies and purposes of the Portfolio of the Fund as set forth in such documents and as interpreted from time to time by the Board of Directors of the Fund. Within the framework of the investment policies of the Fund, and except as otherwise permitted by this Agreement, Voyageur shall have the sole and exclusive responsibility for the management of the Portfolio's investment portfolio and for making and executing all investment decisions for the Portfolio. Voyageur shall report to the Board of Directors of the Fund regularly at such times and in such detail as the Board may from time to time determine appropriate, in order to permit the board to determine the adherence of Voyageur to the investment policies of the Funds.

               (c) Voyageur shall, at its own expense, furnish all office facilities, equipment and personnel necessary to discharge its responsibilities and duties hereunder.

               (d) Voyageur hereby acknowledges that all records pertaining to Portfolio's investments are the property of the Fund, and in the event that a transfer of investment advisory services to someone other than Voyageur should ever occur, Voyageur will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to MIMLIC Asset.

               (e) In providing the services and assuming the obligations set forth herein, Voyageur may at its expense employ one or more Sub-Advisers, or may enter into such service agreements as Voyageur deems appropriate in connection with the performance of its duties and obligations hereunder. Reference herein to the duties and responsibilities of Voyageur shall


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include any Sub-Adviser employed by Voyageur to the extent Voyageur shall delegate such duties and responsibilities to the Sub-Adviser. Any agreement between Voyageur and any Sub-Adviser shall be subject to the approval of MIMLIC Asset and the Fund, its Board of Directors, and Shareholders as required by the Investment Company Act of 1940, as amended, and such Sub-Adviser shall at all times be subject to the direction of the Board of Directors of the Fund and any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

               (f) In carrying out its obligations to manage the investments and reinvestments of the assets of the Global Bond Portfolio, Voyageur shall:
(1) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Global Bond Portfolio or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Global Bond Portfolio consistent with the investment objective and related investment policies for such Portfolio as set forth in the Fund's Registration Statement; and (3) take such steps as are necessary to implement the aforementioned investment program by purchase and sale of securities including the placing of orders for such purchases and sales.

               (g) In connection with the purchase and sale of securities of the Fund's Global Bond Portfolio, Voyageur shall arrange for the transmission to MIMLIC Asset and the Custodian for the Fund on a daily basis such confirmations, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Fund's Global Bond Portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian. Voyageur shall render such reports to MIMLIC Asset and/or to the Fund's Board of Directors concerning the investment activity and portfolio composition of the Fund's Global Bond Portfolio in such form and at such intervals as MIMLIC Asset or the Board may from time to time require.

               (h) Voyageur shall, in the name of the Fund, place orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in the Fund's Registration Statement. In connection with the placement or orders for the execution of the Fund's Global Bond Portfolio transactions, Voyageur shall create and maintain all necessary brokerage records of the Fund in accordance in all material respects with the 1940 Act and the Investment Advisers Act of 1940. All records shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, the Fund or any person retained by the Fund. Where applicable, such records shall be maintained by Voyageur for the period and in the place required by Rule 31a-2 under the 1940 Act.

          2.   COMPENSATION FOR SERVICES

          In payment for the investment advisory and management services to be rendered by Voyageur hereunder, MIMLIC Asset shall pay to Voyageur a monthly fee, which fee shall be paid to Voyageur not later than the fifth business day of the month following the month in which said services were rendered. The monthly fee payable by MIMLIC Asset shall be as set forth in EXHIBIT A hereto, which may be updated from time to time to reflect amendments, if any to

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EXHIBIT A.  The monthly fee payable by MIMLIC Asset shall be based on the average of the net asset values of all of the issued and outstanding shares of the Portfolio as determined as of the close of each business day of the month pursuant to the Articles of Incorporation, Bylaws, and currently effective Prospectus and Statement of Additional Information of the Fund. For purposes of calculating the Portfolio's average daily net assets, as such term is used in this Agreement, the Portfolio's net assets shall equal its total assets minus
(a) its total liabilities and (b) its net orders receivable from dealers.

          3.   ALLOCATION OF EXPENSES

          The Fund shall pay all its costs and expenses which are not assumed by Voyageur. These Fund expenses include, by way of example, but not by way of limitation, all expenses incurred in the operation of the Fund and any public offering of its shares, including, among others, Rule 12b-1 plan of distribution fees (if any), interest, taxes brokerage fees and commissions, fees of its directors who are not employees of MIMLIC Asset, Voyageur, or any other investment adviser of the Fund, or any of their affiliates, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of shares, expenses of issue and sale of shares, expenses of printing and mailing stock certificates representing shares of the fund, association membership dues, charges of custodians, transfer agents, dividend disbursing agents, accounting services agents, investor servicing agents, and bookkeeping, auditing, and legal expenses. The Fund will also pay the fees and bear the expense of registering and maintaining the registration of the Fund and the shares of its Portfolios with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders.

          4.   FREEDOM TO DEAL WITH THIRD PARTIES

          Voyageur shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

          5.   REPORTS TO DIRECTORS OF THE FUND

          Appropriate officers of Voyageur shall provide the directors of the Fund with such information as is required by any plan of distribution adopted by the Fund pursuant to Rule 12b-1 under the Act, if any.

          6.   BROKERAGE

          Voyageur shall in good faith select the brokers and dealers that will execute the purchases and sales of securities for the Global Bond Portfolio of the Fund and markets on or in which such transactions will be executed for all securities and shall place, in the name of the Global Bond Portfolio of the Fund or its nominee, all such orders.

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               (a)  When placing such orders, Voyageur shall use its best efforts to obtain the best available price and most favorable and efficient execution for the Global Bond Portfolio of the Fund. Where best price and execution may be obtained from more than one broker or dealer, Voyageur may, in its discretion, purchase and sell securities through brokers or dealers who provide research, statistical and other information to Voyageur. It is understood that such services may be used by Voyageur for all of its investment advisory accounts and accordingly, not all such services may be used by Voyageur in connection with the Global Bond Portfolio of the Fund.

          It is understood that certain other clients of Voyageur may have investment objectives and policies similar to those of the Fund, and that Voyageur may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, Voyageur shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by Voyageur to the accounts involved, including the Fund. When two or more of the clients of Voyageur (including the Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

               (b) Voyageur agrees that it will not purchase or sell securities for the Global Bond Portfolio of the Fund in any transaction in which it, the Adviser, the Sub-Adviser, or any "affiliated person" of the Fund, MIMLIC Asset, the Sub-Adviser, or Voyageur or any affiliated person of such "affiliated person" is acting as principal; provided, however, that Voyageur may effect transactions pursuant to Rule 17a-7 under the 1940 Act in compliance with the Fund's then-effective policies concerning such transactions.

               (c) Voyageur agrees that it will not execute any portfolio transactions for the Global Bond Portfolio of the Fund with a broker or dealer or futures commission-merchant which is an "affiliated person" of the Fund, the MIMLIC Asset or an "affiliated person" of such an "affiliated person" without the prior written consent of MIMLIC Asset. In effecting any such transactions with the prior written consent of MIMLIC Asset, Voyageur shall comply with
Section 17(e)(1) of the 1940 Act, other applicable provisions of the 1940 Act, if any, the then-effective Registration Statement of the Fund under the Securities Act of 1933, as amended and the Fund's then-effective policies concerning such transactions.

               (d) Voyageur shall promptly communicate to any Sub-Adviser and, if requested by MIMLIC Asset or the Sub-Adviser, to the Fund's Board of Directors, such information relating to the transactions of the Global Bond Portfolio as MIMLIC Asset may reasonably request. The parties understand that the Fund shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Global Bond Portfolio of the Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

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          7.   EFFECTIVE DATE, DURATION AND TERMINATION OF       AGREEMENT

               (a) The effective date of this Agreement shall be the date set forth on EXHIBIT A hereto.

               (b) Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period no more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons," as defined in the Act, of the Fund, MIMLIC Asset, Voyageur or of any other investment adviser of the Fund case in person at a meeting called for the purpose of voting on such approval.

               (c) This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the fund, by MIMLIC Asset, or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Voyageur, upon 60 days' written notice to the other party.

               (d) This Agreement shall terminate automatically in the event of its "assignment" (as defined in the Act).

               (e) No amendment to this Agreement shall be effective until approved by the vote of: (i) a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of MIMLIC Asset, Voyageur, or any other investment adviser of the Fund or cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the outstanding voting securities of the Portfolio of the Fund.

               (f) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Portfolio shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Portfolio present at a regular or special meeting of shareholders duly called, if more than 50% of the Portfolio's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Portfolio.

          8.   NOTICES

          Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the appropriate party at the following address: The Adviser and the Fund at 400 Robert Street North, St. Paul, Minnesota 55101-2098, and the Sub-Adviser at 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402-4115.

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          IN WITNESS WHEREOF, the Fund, MIMLIC Asset, and Voyageur have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                              MIMLIC SERIES FUND, INC.


                              By
                                 ---------------------------
                              Its
                                  --------------------------


                              MIMLIC ASSET MANAGEMENT, INC.


                              By
                                  --------------------------

                              Its
                                  --------------------------


                              VOYAGEUR FUND MANAGERS, INC.


                              By
                                 ---------------------------
                              Its
                                  --------------------------

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                                    EXHIBIT A
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                            MIMLIC SERIES FUND, INC.,
                         MIMLIC ASSET MANAGEMENT COMPANY
                                       AND
                          VOYAGEUR FUND MANAGERS, INC.

                     EFFECTIVE DATE _________________, 1996



                                           Management Fee Annual Rate
    MIMLIC Series Fund                    of the Average Daily Net Assets
    ------------------                    -------------------------------
    Global Bond Portfolio                            .50%
       All Portfolio Assets